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                                                                    EXHIBIT 10.1

                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
              UNDER THE KIRKLAND'S, INC. 2002 EQUITY INCENTIVE PLAN

                    [USED FOR AUTOMATIC GRANTS TO DIRECTORS]

            KIRKLAND'S, INC. (the "Company") has, on __________, 200_, granted to _________ _________________ (the "Optionee") the option to purchase the number of shares of Common Stock set forth below in Section 3 at the price set forth below in Section 4 (the "Option"). The Option is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the Kirkland's, Inc. 2002 Equity Incentive Plan (as amended, the "Plan"), which terms and provisions are incorporated herein by this reference. Unless the context herein requires otherwise, the terms defined in the Plan will have the same meanings when used in this Award Agreement.

            1. NATURE OF THE OPTION. The Option is intended to be a Non-Qualified Stock Option for federal income tax purposes and is not intended to be an Incentive Stock Option described by Section 422 of the Code.

            2. DATE OF GRANT; TERM OF OPTION. The Option was granted on __________, 200_ (the "Grant Date"). The Option may not be exercised later than the tenth anniversary of the Grant Date and is subject to earlier termination, as provided in the Plan and in Section 7 of this Award Agreement.

            3. COMMON STOCK SUBJECT TO OPTION. The Option applies with respect to ______ shares of the Common Stock, subject to adjustment in accordance with the Plan.

            4. OPTION EXERCISE PRICE. The cost to purchase each share of Common Stock subject to the Option (each "Option Share") is $_______, subject to adjustment in accordance with the Plan.

            5. EXERCISE OF OPTION. The Option will be exercisable during its term only in accordance with the terms and provisions of the Plan and this Award Agreement, as follows:

                  a. RIGHT TO EXERCISE. The Option is fully vested and exercisable as of the Grant Date.

                  b. METHOD OF EXERCISE. The Optionee may exercise the Option by providing written notice to the Secretary of the Company or such other person as may be designated by the Company. Such written notice must be signed by the Optionee and delivered in person or by certified mail. The written notice must be accompanied by payment of the exercise price in the form of cash, certified check or such other method of payment as may be authorized by the Board pursuant to the Plan.

                  c. PARTIAL EXERCISE. The Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Option Shares.

                  d. RESTRICTIONS ON EXERCISE. The Option may not be exercised if the issuance of the Option Shares would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by the Plan, or as may be required by or advisable under any applicable law or regulation.

            6. CERTIFICATES. The Optionee will have no right to vote or receive dividends and will have no other rights as a stockholder with respect to any Option Shares, notwithstanding the exercise of the Option with respect to those Option Shares, until the issuance (as evidenced by the appropriate

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entry on the books of the Company or of a duly authorized transfer agent of the
Company) of the stock certificate(s) evidencing those Option Shares. Any certificate evidencing Option Shares will contain such legends as may be required by the Plan, or as may be required by or advisable under any applicable law or regulation.

            7. TERMINATION OF RELATIONSHIP WITH THE COMPANY. If the Optionee's service to the Company ceases for any reason other than death, Disability or removal for Cause, the Option will terminate 90 days following such cessation. If the Optionee's service to the Company ceases due to removal for Cause, the Option will terminate immediately and automatically. If the Optionee's service to the Company ceases due to the death or Disability of the Optionee, the Option will terminate one year following such cessation. In the case of death, the Option may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. In the case of Disability, the Option may be exercised by the Optionee or his legal guardian or representative. To the extent that the Option is not exercised within the time specified herein, the Option will terminate. Notwithstanding the foregoing, the Option will not be exercisable after the expiration of the term set forth above in Section 2.

            8. NONTRANSFERABILITY OF OPTION. The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the lifetime of the Optionee, the Option may be exercised only by the Optionee. Subject to the foregoing and the terms of the Plan, the terms of the Option will be binding upon the executors, administrators, heirs and successors of the Optionee.

            9. THE PLAN. The Optionee has received a copy of the Plan (a copy of which is attached hereto), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board of Directors and any duly authorized Committee thereof are authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as they deem appropriate. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors and any duly authorized Committee thereof upon any questions arising under the Plan.

            10. MARKET STAND-OFF. The Optionee agrees that, in connection with any public offering by the Company of its equity securities pursuant to a registration statement filed under the Exchange Act, he or she will not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose of any Option Shares without the prior written consent of the Company or its underwriters, for such period of time before or after the effective date of such registration as may be requested by the Company or such underwriters, provided that all similarly situated stockholders are subject to a similar lock-up restriction.

            11. ENTIRE AGREEMENT. This Award Agreement, together with the Plan and the other exhibits attached thereto or hereto, represents the entire agreement between the parties.

            12. GOVERNING LAW. This Award Agreement will be construed in accordance with the laws of the State of Tennessee, without regard to the application of the principles of conflicts of laws.

            13. SURVIVAL. Sections 6 and 9 through 13 of this Award Agreement will survive the exercise of the Option.

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            IN WITNESS WHEREOF, this Award Agreement has been executed by the
parties as of the       day of              , 20  .

                                             COMPANY

                                     By: Kirkland's, Inc.
                                         _______________________________________


                                     Title:

                                             OPTIONEE

                                             ___________________________________


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